
                                                        Exhibit i

                         NEW ENGLAND ENERGY INCORPORATED
                              Fuel Purchased for NEP
                       for the Quarter Ended March 31, 1997
                    -----------------------------------------

Exploration
-----------

Date purchased (delivered)    Jan. 13, 1997            Jan. 25, 1997     Jan. 29, 1997
                              -------------  -------------          -------------
Quantity of fuel (eq. bbl)      167,371.29     4,686.29   161,193.35
Average net price (per eq. bbl)           $        6.57$        6.57$        6.12
                             ----------           ---  ----------           ---  --------------
Cost to NEEI                 $1,099,288.15$   30,779.39 $ 986,331.17

Loss from NEEI fuel
   exploration activities     1,591,652.24    44,565.29 1,532,901.83
                                  -------------  -------------   -------------
Cost to NEP                  $2,690,940.39$   75,344.68$2,519,233.00
                             ----------           --           ---  -------------   -------------

Date purchased (delivered)   Jan. 31, 1997             Feb. 10, 1997     Mar.11,1997
                             -------------             -------------     -----------
Quantity of fuel (eq. bbl)      164,703.80   156,317.74  162,880.08
Average net price (per eq. bbl)           $        6.53            $        6.39            $        6.15
                                       -------------  ----------           ---  -------------
Cost to NEEI                 $1,076,171.43            $  998,991.80 1,001,000.88
                                       -------------  ----------           ---  -------------
Loss from NEEI fuel
   exploration activities     1,566,285.15 1,486,536.221,548,942.12
                                       -------------  ----------           ---  -------------
Cost to NEP                  $2,642,456.58$2,485,528.02            $2,549,943.00
                             ----------           --- ----------           ---  -------------

Date purchased (delivered)    Mar. 19,1997
                                   ------------
Quantity of fuel (eq. bbl)      164,429.20
Average net price (per eq. bbl)           $        6.50
                             --------------
Cost to NEEI                 $ 1,068,789.80
                             --------------
Loss from NEEI fuel
   exploration activities    $ 1,563,673.80
                             ------------
Cost to NEP                  $ 2,632,463.60
                             -------------